SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                               September 19, 1997
                    ________________________________________

                         THE RANDERS GROUP INCORPORATED
             (Exact name of Registrant as specified in its charter)


    Delaware                         0-18095                       38-2788025
    (State or other               (Commission)               (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    570 Seminole Road
    Norton Shores, Michigan                                             49444
    (Address of principal executive offices)                       (Zip Code)


                                 (616) 733-0036
               (Registrant's telephone number including area code)
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                                                                     FORM 8-K

    Item 2.  Acquisition or Disposition of Assets

        On September 19, 1997, The Randers Group Incorporated (the
    "Company") agreed to acquire The Killam Group Inc. ("The Killam Group"), a wholly owned subsidiary of Thermo TerraTech Inc. ("Thermo TerraTech"), in exchange for the right to receive new shares of the Company's common stock, par value $.0001 per share ("Common Stock"), equal to the book value of The Killam Group as of the closing date, divided by $0.625.
    Based on the unaudited book value of The Killam Group as of June 28,
    1997, which was $65,963,000, the Company would issue 105,540,800 new shares of its Common Stock to Thermo TerraTech. Before giving effect to the shares to be issued in connection with this transaction, Thermo TerraTech owned approximately 53.3% of the outstanding Common Stock of the Company. Upon such issuance, Thermo TerraTech would own approximately 94.4% of the Company's outstanding Common Stock.
        The Killam Group is an engineering, design and construction management company that addresses the manufacturing and infrastructure requirements of industry and local governments. The Killam Group had revenues of $64,374,000 for the fiscal year ended March 29, 1997.
        The acquisition will be made pursuant to a Stock Purchase Agreement dated September 19, 1997 (the "Agreement"), between the Company and
    Thermo TerraTech. The shares of the Company's Common Stock to be issued in connection with the acquisition will be so issued as soon as such shares are listed for trading upon the American Stock Exchange. The exchange requires that the listing be approved by the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting. Thermo TerraTech has agreed to vote all of the shares of the Company's Common Stock held by it as of the record date of the meeting in favor of the listing of the Company's shares and all matters related thereto. Because Thermo TerraTech owns a majority of the outstanding shares of Common Stock of the Company before giving effect to the issuance of the shares to be issued pursuant to the Agreement, approval of these transactions by the Company's shareholders is assured.
        The consideration to be paid for The Killam Group was based on the Company's determination of the fair market value of the transferred businesses. Prior to the execution of the Agreement, Cazenove Incorporated, an investment banking firm, provided a written opinion to the Board of Directors of the Company indicating that, as of September
    12, 1997, the book value of The Killam Group approximated its fair market value.
        For accounting purposes, The Killam Group will be treated as the continuing entity, as if it has acquired the Company. Financial reports filed by the Company for periods after May 12, 1997, the date Thermo TerraTech acquired a majority interest in the Company, will be restated
    to include combined results for the Company and The Killam Group. For reports covering periods prior to May 12, 1997, results will be restated to solely report The Killam Group's historical operating results in place of the previously reported results for the Company.
        The Company has no present intention to use The Killam Group's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, Thermo TerraTech and the Company will review the combined and respective businesses, assets, corporate structure, capitalization, operations, policies, management and personnel of The Killam Group and of the Company, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such businesses.
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                                                                     FORM 8-K

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

             (a) Financial Statements of Business Acquired: as it is
                 impracticable to file such information at this time, it will be filed by amendment on or prior to December 3, 1997.

             (b) Pro Forma Combined Condensed Financial Information: as it is
                 impracticable to file such information at this time, it will be filed by amendment on or prior to December 3, 1997.

             (c) Exhibits

                 2 Stock Purchase Agreement entered on September 19, 1997, by and between Thermo TerraTech Inc. and The Randers Group Incorporated (incorporated by reference from Exhibit (vii) to Amendment No. 4 to Schedule 13D filed by Thermo Electron Corporation and Thermo TerraTech Inc. on October 1, 1997). Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.

                 10 Agreement by and among Thermo TerraTech Inc., The Randers Group Incorporated, Thomas R. Eurich, Michael
                       J. Krivitzky, Thomas J. McEnhill, Bruce M. Bourdon and David A. Wiegerink.

                 99.1  Opinion of Cazenove Incorporated dated September 12,
                       1997.

                 99.2 Press Release of The Randers Group Incorporated, dated September 22, 1997.

                 99.3 Press Release of Thermo TerraTech Inc., dated September 23, 1997 (incorporated by reference from Exhibit (viii) to Amendment No. 4 to Schedule 13D filed by Thermo Electron Corporation and Thermo TerraTech Inc. on October 1, 1997).



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                                                                     FORM 8-K



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 3rd day of October 1997.



                                           THE RANDERS GROUP INCORPORATED


                                           David A. Wiegerink
                                           ---------------------------------
                                           David A. Wiegerink, Vice President
                                           Finance and Administration
                                           Principal Accounting Officer